Exhibit 99.1

Expectations Relating to Results of Operations for the First Quarter of 2012 as Compared to Fourth Quarter of 2011

Comparing current expectations for first quarter 2012 results from continuing operations with the actual results reported in the fourth quarter of 2011, we anticipate the following:

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Lower average earning assets driven primarily by further declines in investor real estate and home equity loans outstanding, partially offset by an increase in average investment securities balances and higher commercial and industrial loan balances;

•	Total average deposits to remain stable with a continued shift in the mix to include higher low-cost deposits;

•	A decrease in net interest income attributable to lower earning assets and higher mortgage prepayments with a resulting net interest margin consistent with the level in the fourth quarter of 2011;

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Higher non-interest revenues due to an increase in mortgage income, assuming that securities gains and leveraged lease termination income on a combined basis are relatively stable with the fourth quarter;

•	Total revenues (net interest income plus non-interest income) should be relatively stable;

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Non-interest expenses, excluding the goodwill impairment charge in the fourth quarter, are expected to be higher due primarily to a seasonal increase in payroll taxes and an annual subsidiary dividend payment. Also impacting non-interest expenses in the first quarter is a higher level of pension expense related to updated assumptions;

•	The absolute level of income tax expense is expected to be approximately consistent with the amount reported in the fourth quarter of 2011;

•	Migration of non-performing commercial and investor real estate loans to range between $450—$550 million; and

•	The total level of non-performing loans, net charge-offs of loans, and the loan loss provision are expected to be modestly lower.

The expectations described in this section are preliminary and are based upon information currently available. No assurance can be given that our financial results for the completed quarter will be consistent with our current expectations described above.

Regions is scheduled to report first quarter results on April 24, 2012.

Forward-looking Statements

This disclosure may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, unless the context implies otherwise, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

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The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) became law on July 21, 2010, and a number of legislative and regulatory proposals remain pending. Additionally, the Treasury Department and federal banking regulators continue to implement, but are also beginning to wind down, a number of programs to address capital and liquidity in the banking system. Proposed rules, including those that are related to the various regulatory capital and liquidity proposals and standards, referred to as “Basel III,” adopted by the Basel Committee on Banking Supervision, could require banking institutions to increase levels of capital and to satisfy liquidity requirements. All of the foregoing may have significant effects on Regions and the financial services industry, the exact nature and extent of which cannot be fully determined at this time.

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Regions’ ability to mitigate the impact of the Dodd-Frank Act on debit interchange fees through revenue enhancements and other revenue measures, which will depend on various factors, including the acceptance by customers of modified fee structures for Regions’ products and services.

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The impact of compensation and other restrictions imposed under the Troubled Asset Relief Program (“TARP”) until Regions repays the outstanding preferred stock issued under TARP, including restrictions on Regions’ ability to attract and retain talented executives and associates.

•	Regions’ ability to complete the contemplated repurchase of our Series A Preferred Stock issued to the Treasury Department under the Capital Purchase Program.

•	Possible additional loan losses, impairment of goodwill and other intangibles, and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital.

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Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins. Increases in benchmark interest rates would also increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated.

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Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular, including any prolonging or worsening of the current unfavorable economic conditions, including unemployment levels.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations, may have an adverse effect on our business.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business.

•	Regions’ ability to achieve the earnings expectations related to businesses that have been acquired or that may be acquired in the future.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by our customers and potential customers.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, reputational risk and regulatory and compliance risk.

•	Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses.

•	The cost and other effects of material contingencies, including litigation contingencies, and any adverse judicial, administrative, or arbitral rulings or proceedings.

•	The effects of increased competition from both banks and non-banks.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•	Possible changes in consumer and business spending and saving habits could affect our ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as floods, droughts, wind, tornadoes and hurricanes, and the effects of man-made disasters.

•	Possible downgrades in ratings issued by rating agencies.

•	Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities.

•	The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally.

•	Regions’ ability to receive dividends from its subsidiaries.

•	The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

•	With regard to the sale of Morgan Keegan (“Morgan Keegan Sale”):

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the possibility that regulatory and other approvals and conditions to the transaction are not received on a timely basis or at all; the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions; changes in the anticipated timing for closing the transaction; business disruption during the pendency of or following the transaction; diversion of management time on transaction-related issues; reputational risks; any downward purchase price adjustment; potential post-closing indemnification expenses; and the reaction of customers and counterparties to the transaction; and

•	the effect that a delay in the consummation of the Morgan Keegan Sale or our inability to consummate the Morgan Keegan Sale will have on our ability to repurchase the Series A Preferred Stock.

•	The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above.

The words “believe,” “expect,” “anticipate,” “project” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.